UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2012 (June 27, 2012)

GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee		37217-2895
(Address of Principal Executive Offices)		(Zip Code)

(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

The Annual Shareholders’ Meeting of Genesco Inc. (the “Company”) was held on June 27, 2012, at the Company’s corporate headquarters in Genesco Park, Nashville, Tennessee. Shares representing a total of 24,610,033 votes were outstanding and entitled to vote. At that meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors

The Company’s shareholders elected all nine persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company’s proxy statement dated May 14, 2012. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non- Votes
James S. Beard	20,259,266	1,058,449	1,551,896
Leonard L. Berry	19,842,088	1,475,627	1,551,896
William F. Blaufuss, Jr.	20,266,142	1,051,573	1,551,896
James W. Bradford	19,988,141	1,329,574	1,551,896
Robert J. Dennis	20,071,430	1,246,285	1,551,896
Matthew C. Diamond	20,070,755	1,246,960	1,551,896
Marty G. Dickens	20,087,266	1,230,449	1,551,896
Thurgood Marshall, Jr.	21,115,300	202,415	1,551,896
Kathleen Mason	19,849,004	1,468,711	1,551,896

Non-Binding, Advisory Vote on the Company’s Executive Compensation

The Company’s shareholders voted upon a non-binding, advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Shareholders’ meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,892,775	1,405,096	19,845	1,551,896

Ratification of Independent Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
21,917,701	935,170	16,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: July 2, 2012	By:	/s Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel